                                                                     EXHIBIT 4.3




                            SOFTWARE.NET CORPORATION
                         (Doing Business as Beyond.com)




                      7 1/4% Convertible Subordinated Notes
                              Due December 1, 2003




             ------------------------------------------------------
                                    INDENTURE

                          Dated as of November 23, 1998
             ------------------------------------------------------





                              LaSalle National Bank


                                     Trustee

             ------------------------------------------------------

                             CROSS-REFERENCE TABLE*

  TIA                                                                             Indenture
Section                                                                            Section
Section 310(a)(1)...............................................................    9.10
      (a)(2)....................................................................    9.10
      (a)(3)....................................................................    N.A.**
      (a)(4)....................................................................    N.A.
      (a)(5)....................................................................    9.10
      (b).......................................................................    9.8; 9.10
      (c).......................................................................    N.A.
Section 311(a)..................................................................    9.11
      (b).......................................................................    9.11
      (c).......................................................................    N.A.
Section 312(a)..................................................................    2.5
      (b).......................................................................    12.3
      (c).......................................................................    12.3
Section 313(a)..................................................................    9.6
      (b)(1)....................................................................    N.A.
      (b)(2)....................................................................    9.6
      (c).......................................................................    9.6; 12.2
      (d).......................................................................    9.6
Section 314(a)..................................................................    6.2; 6.4;12.2
      (b).......................................................................    N.A.
      (c)(1)....................................................................    12.4(a)
      (c)(2)....................................................................    12.4(a)
      (c)(3)....................................................................    N.A.
      (d).......................................................................    N.A.
      (e).......................................................................    12.4(b)
      (f).......................................................................    N.A.
Section 315(a)..................................................................    9.1(b)
      (b).......................................................................    9.5; 12.2
      (c).......................................................................    9.1(a)
      (d).......................................................................    9.1(c)
      (e).......................................................................    8.11
Section 316(a)(last sentence)...................................................    2.9
      (a)(1)(A).................................................................    8.5
      (a)(1)(B).................................................................    8.4
      (a)(2)....................................................................    N.A.
      (b).......................................................................    8.7
      (c).......................................................................    12.5
Section 317(a)(1)...............................................................    8.8
      (a)(2)....................................................................    8.9
      (b).......................................................................    2.4
Section 318(a)..................................................................    12.1

* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**       N.A. means Not Applicable.

                               TABLE OF CONTENTS*

                                Table of Contents

                                                                                 Page
                                                                                 ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

  SECTION 1.1. Definitions..........................................................1
  SECTION 1.2. Other Definitions....................................................6
  SECTION 1.3. Trust Indenture Act Provisions.......................................6
  SECTION 1.4. Rules of Construction................................................7


                                    ARTICLE 2
                                 THE SECURITIES

  SECTION 2.1. Form and Dating......................................................7
  SECTION 2.2. Execution and Authentication.........................................9
  SECTION 2.3. Registrar, Paying Agent and Conversion Agent.........................9
  SECTION 2.4. Paying Agent to Hold Money In Trust.................................10
  SECTION 2.5. Securityholder Lists................................................10
  SECTION 2.6. Transfer and Exchange...............................................10
  SECTION 2.7. Replacement Securities..............................................11
  SECTION 2.8. Outstanding Securities..............................................12
  SECTION 2.9. Treasury Securities.................................................12
  SECTION 2.10. Temporary Securities...............................................12
  SECTION 2.11. Cancellation.......................................................13
  SECTION 2.12. Additional Transfer and Exchange Requirements......................13


                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

  SECTION 3.1. Right to Redeem; Notice to Trustee..................................18
  SECTION 3.2. Selection of Securities to Be Redeemed..............................19
  SECTION 3.3. Notice of Redemption................................................19
  SECTION 3.4. Effect of Notice of Redemption......................................20
  SECTION 3.5. Deposit of Redemption Price.........................................20
  SECTION 3.6. Securities Redeemed in Part.........................................21
  SECTION 3.7. Conversion Arrangement on Call for Redemption.......................21



----------
* This Table of Contents shall not, for any purpose, be deemed a part of this Indenture.

  SECTION 3.8.  Purchase of Securities at Option of the Holder Upon Change in
                 Control............................................................21
  SECTION 3.9.  Effect of Change in Control Purchase Notice.........................24
  SECTION 3.10. Deposit of Change in Control Purchase Price.........................25
  SECTION 3.11. Securities Purchased In Part........................................25
  SECTION 3.12. Compliance With Securities Laws Upon Purchase of Securities.........25
  SECTION 3.13. Repayment to the Company............................................26


                                    ARTICLE 4
                                   CONVERSION

  SECTION 4.1.  Conversion Privilege................................................26
  SECTION 4.2.  Conversion Procedure................................................27
  SECTION 4.3.  Fractional Shares...................................................28
  SECTION 4.4.  Taxes on Conversion.................................................28
  SECTION 4.5.  Company to Provide Stock............................................28
  SECTION 4.6.  Adjustment of Conversion Price......................................29
  SECTION 4.7.  No Adjustment.......................................................33
  SECTION 4.8.  Adjustment for Tax Purposes.........................................33
  SECTION 4.9.  Notice of Adjustment................................................34
  SECTION 4.10. Notice of Certain Transactions......................................34
  SECTION 4.11. Effect of Reclassification, Consolidation, Merger or Sale on
                Conversion Privilege................................................34
  SECTION 4.12. Trustee's Disclaimer................................................35
  SECTION 4.13. Voluntary Reduction.................................................35


                                    ARTICLE 5
                                  SUBORDINATION

  SECTION 5.1.  Securities Subordinated to Senior Indebtedness......................36
  SECTION 5.2.  Securities Subordinated to Prior Payment of All Senior
                Indebtedness on Dissolution, Liquidation, Reorganization, Etc.......36
  SECTION 5.3.  Holders to Be Subrogated to Right of Holders of Senior
                 Indebtedness.......................................................37
  SECTION 5.4.  Obligations of the Company Unconditional............................38
  SECTION 5.5.  Company Not to Make Payment With Respect to Securities in
                 Certain Circumstances..............................................38
  SECTION 5.6.  Notice to Trustee...................................................39
  SECTION 5.7.  Application by Trustee of Money Deposited With It...................40
  SECTION 5.8.  Subordination Rights Not Impaired by Acts or Omissions of
                Company or Holders of Senior Indebtedness...........................40
  SECTION 5.9.  Trustee to Effectuate Subordination.................................40
  SECTION 5.10. Right of Trustee to Hold Senior Indebtedness........................41
  SECTION 5.11. Article 5 Not to Prevent Events of Default..........................41
  SECTION 5.12. No Fiduciary Duty Created to Holders of Senior Indebtedness.........41

  SECTION 5.13. Article Applicable to Paying Agents..................................41


                                    ARTICLE 6
                                    COVENANTS

  SECTION 6.1.  Payment of Securities................................................41
  SECTION 6.2.  SEC Reports..........................................................42
  SECTION 6.3.  Compliance Certificates..............................................42
  SECTION 6.4.  Notice of Defaults...................................................42
  SECTION 6.5.  Further Instruments and Acts.........................................43
  SECTION 6.6.  Maintenance of Corporate Existence...................................43


                                    ARTICLE 7
                              SUCCESSOR CORPORATION

  SECTION 7.1.  When Company May Merge, Etc..........................................43
  SECTION 7.2.  Successor Corporation Substituted....................................44


                                    ARTICLE 8
                              DEFAULT AND REMEDIES

  SECTION 8.1.  Events of Default....................................................44
  SECTION 8.2.  Acceleration.........................................................45
  SECTION 8.3.  Other Remedies.......................................................46
  SECTION 8.4.  Waiver of Defaults and Events of Default.............................46
  SECTION 8.5.  Control by Majority..................................................47
  SECTION 8.6.  Limitations on Suits.................................................47
  SECTION 8.7.  Rights of Holders to Receive Payment and to Convert..................47
  SECTION 8.8.  Collection Suit by Trustee...........................................48
  SECTION 8.9.  Trustee May File Proofs of Claim.....................................48
  SECTION 8.10. Priorities...........................................................48
  SECTION 8.11. Undertaking for Costs................................................49
  SECTION 8.12. Waiver of Usury, Stay or Extension Laws..............................49


                                    ARTICLE 9
                                     TRUSTEE

  SECTION 9.1.  Duties of Trustee....................................................49
  SECTION 9.2.  Rights of Trustee....................................................50
  SECTION 9.3.  Individual Rights of Trustee.........................................51
  SECTION 9.4.  Trustee's Disclaimer.................................................51
  SECTION 9.5.  Notice of Default or Events of Default...............................51
  SECTION 9.6.  Reports by Trustee to Holders........................................51

  SECTION 9.7.   Compensation and Indemnity.........................................51
  SECTION 9.8.   Replacement of Trustee.............................................52
  SECTION 9.9.   Successor Trustee by Merger, Etc...................................53
  SECTION 9.10.  Eligibility; Disqualification......................................53
  SECTION 9.11.  Preferential Collection of Claims Against Company..................53


                                   ARTICLE 10
                     SATISFACTION AND DISCHARGE OF INDENTURE

  SECTION 10.1.  Satisfaction and Discharge of Indenture............................54
  SECTION 10.2.  Application of Trust Money.........................................55
  SECTION 10.3.  Repayment to Company...............................................55
  SECTION 10.4.  Reinstatement......................................................55


                                   ARTICLE 11
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

  SECTION 11.1.  Without Consent of Holders.........................................56
  SECTION 11.2.  With Consent of Holders............................................56
  SECTION 11.3.  Compliance With Trust Indenture Act................................57
  SECTION 11.4.  Revocation and Effect of Consents..................................57
  SECTION 11.5.  Notation on or Exchange of Securities..............................57
  SECTION 11.6.  Trustee to Sign Amendments, etc....................................58


                                   ARTICLE 12
                                  MISCELLANEOUS

  SECTION 12.1.  Trust Indenture Act Controls.......................................58
  SECTION 12.2.  Notices............................................................58
  SECTION 12.3.  Communications by Holders With Other Holders.......................59
  SECTION 12.4.  Certificate and Opinion as to Conditions Precedent.................59
  SECTION 12.5.  Record Date for Vote or Consent of Securityholders.................60
  SECTION 12.6.  Rules by Trustee, Paying Agent, Registrar and Conversion Agent.....60
  SECTION 12.7.  Legal Holidays.....................................................60
  SECTION 12.8.  Governing Law......................................................60
  SECTION 12.9.  No Adverse Interpretation of Other Agreements......................60
  SECTION 12.10. No Recourse Against Others.........................................60
  SECTION 12.11. Successors.........................................................60
  SECTION 12.12. Multiple Counterparts..............................................61
  SECTION 12.13. Separability.......................................................61
  SECTION 12.14. Table of Contents, Headings, etc...................................61

         THIS INDENTURE dated as of November 23, 1998 is between software.net Corporation, a Delaware corporation (the "Company") doing business as Beyond.com, and LaSalle National Bank, a banking corporation duly organized and existing under the laws of the United States, as Trustee (the "Trustee").

         In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company's 7 1/4% Convertible Subordinated Notes Due December 1, 2003.


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1. Definitions.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

         "Board of Directors" means the board of directors of the Company or any authorized committee of the Board of Directors. The term "board of directors", when used with lower-case letters, means the board of directors of the Company.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Stock" or "capital stock" of any person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such person's equity interest (however designated).

         "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

         "Common Stock" means the common stock of the Company, $.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603, Attention: Corporate Trust Department or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

         "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

         "Final Maturity Date" means December 1, 2003.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

         "global Security" means a permanent global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

         "Indebtedness" means , with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other current liabilities incurred in the ordinary course of business; (b) all obligations of such person evidenced by bonds, notes, debentures, or other similar instruments; (c) all Capitalized Lease Obligations of such person; (d) all guarantees of Indebtedness referred to in this definition by such person;
(e) all obligations of such person under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person; and (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (e) above.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Initial Issuance Date" means November 23, 1998.

         "Interest Rate Protection Agreement" means any arrangement between the Company and any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Rate Protection Obligations" means the obligations of the Company pursuant to an Interest Rate Protection Agreement.

         "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, or any other entity or organization, including a government or political subdivision or instrumentality thereof.

         "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Redemption Date" or "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" or "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as Exhibit A hereto.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 23, 1998 among the Company and Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and C.E. Unterberg, Towbin.

         "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

         "Restricted Global Security" means a global Security that is a Transfer Restricted Security.

         "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

         "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities" means the 7 1/4% Convertible Subordinated Notes Due December 1, 2003 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Senior Indebtedness" means the principal of and premium, if any, interest and other amounts payable on or in respect of any Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to, or shall be junior in right of payment to, or shall be pari passu in right of payment with, the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code (or any successor provision thereto), is without recourse to the Company, (c) trade accounts payable or other current liabilities incurred in the ordinary course of business, (d) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company,

(e) any liability for federal, state, local or other taxes owed or owing by the Company, (f) Indebtedness of the Company to a Subsidiary of the Company and (g) amounts owing under leases (other than Capitalized Lease Obligations).

         "Significant Subsidiary" means any Subsidiary of the Company which is a "significant subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Rule is in effect on the date of this Indenture, but substituting 50% for 10% in each instance that 10% appears in such Rule.

         "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose outstanding Voting Stock is at the time of determination thereof, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more of its Subsidiaries and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries of such person or such person and one or more of its Subsidiaries, directly or indirectly, at the date of determination thereof, owns at least a majority of the ownership interests entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

         "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

         "Unrestricted Global Security" means a global Security which is not a Transfer Restricted Security.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person (or other persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

         SECTION 1.2. Other Definitions.

             Term                                                  Defined in Section
             ----                                                  ------------------
"Agent Members"....................................................         2.1
"Bankruptcy Law"...................................................         8.1
"Change in Control"................................................         3.8
"Change in Control Purchase Date"..................................         3.8
"Change in Control Purchase Notice"................................         3.8
"Change in Control Purchase Price".................................         3.8
"closing price"....................................................         4.6
"Company Order"....................................................         2.2
"Conversion Agent".................................................         2.3
"Conversion Date"..................................................         4.2
"Conversion Price".................................................         4.6
"current market price".............................................         4.6
"Custodian"........................................................         8.1
"DTC"..............................................................         2.1
"Default Notice"...................................................         5.5
"Depositary".......................................................         2.1
"Determination Date"...............................................         4.6
"Distribution Date"................................................         4.6
"Event of Default".................................................         8.1
"Exchange Act".....................................................         2.12
"Expiration Date"..................................................         4.6
"Expiration Time"..................................................         4.6
"Legal Holiday"....................................................        12.7
"NYSE".............................................................         4.6
"Paying Agent".....................................................         2.3
"Primary Registrar"................................................         2.3
"Purchase Agreement"...............................................         2.1
"Purchased Shares".................................................         4.6
"QIB"..............................................................         2.1
"Registrar"........................................................         2.3
"Transfer Certificate".............................................         2.12
"Transfer Restricted Security".....................................         2.12
"Triggering Distribution"..........................................         4.6
"Unissued Shares"..................................................         3.8

         SECTION 1.3. Trust Indenture Act Provisions.

         Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.4.  Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions apply to successive events and transactions;

                  (5) the term "merger" includes a statutory share exchange and the term "merged" has a correlating meaning;

                  (6) the masculine gender includes the feminine and the neuter;

                  (7) references to agreements and other instruments include subsequent amendments thereto; and

                  (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

         SECTION 2.1. Form and Dating.

         The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated November 17, 1998 (the "Purchase Agreement"), between the Company and Credit Suisse First Boston Corporation, C. E. Unterberg, Towbin and Donaldson, Lufkin & Jenrette Securities Corporation, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

         (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

         (b) Global Securities in General. Each global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any global Security held on their behalf by the Depositary or under the global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the

Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.12(a)(1) hereof.

         SECTION 2.2. Execution and Authentication.

         An Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal or a facsimile thereof shall be affixed to or reproduced on the Securities and attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such reproduction of the seal or any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $55,000,000 (plus up to an additional $8,250,000 issuable upon exercise of the option described in the Purchase Agreement) upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $63,250,000, except as provided above and in Section 2.7.

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.3. Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in Chicago, Illinois and, if any Certificated Securities are issued, in the Borough of Manhattan, the City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

         The Company initially appoints the Trustee, acting through its Corporate Trust Office in Chicago, Illinois, as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands in connection with the Securities.

         SECTION 2.4. Paying Agent to Hold Money In Trust.

         Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 5.7, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

         SECTION 2.5. Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6. Transfer and Exchange.

         (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided further that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a)(1), 3.6, 3.11, 4.2 (last paragraph) or 11.5.

         Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any selection of Securities to be redeemed, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         SECTION 2.7. Replacement Securities.

         If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.8. Outstanding Securities.

         Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date, a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof, as the case may be) cease to be outstanding and interest on them ceases to accrue.

         Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         SECTION 2.9. Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

         SECTION 2.10. Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

         SECTION 2.11. Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates prior to the Final Maturity Date shall be delivered to the Trustee for cancellation and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled, and may not be reoffered, sold or otherwise transferred.

         SECTION 2.12. Additional Transfer and Exchange Requirements.

         (a)  Transfer and Exchange of Global Securities.

                  (1) Certificated Securities shall be issued in exchange for interests in the global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the global Securities or if it at any time ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                  (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

                  (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (B) if such Restricted Certificated Security is being
                  transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (C) if such Restricted Certificated Security is being
                  transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the Securities Act.

         (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
         (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

         (d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as its customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

         (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a global Security, which request shall specify whether such global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable global Security to be increased accordingly and, if no such global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6;

                  (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (B) if such Restricted Certificated Security is being
                  transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                  (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

                  (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

                  (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged from a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

         (f) Legends.

                  (1) Except as permitted by the following paragraphs (2) and
         (3), each global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A hereto (each a "Transfer Restricted Security" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for footnote 5 to Exhibit A hereto.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                           (A) in the case of any Restricted Certificated
                  Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted

                  Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                           (B) in the case of any beneficial interest in a
                  Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

                  (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

         (g) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with the last sentence of Section 2.11.


                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

         SECTION 3.1. Right to Redeem; Notice to Trustee.

         The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after December 6, 2001, at the redemption prices specified in paragraph 5 of the form of Security attached hereto as Exhibit A, together with accrued interest up to but not including the Redemption Date.

         If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 35 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

         SECTION 3.2.  Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, pro rata or by another method the Trustee considers fair and appropriate. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

         SECTION 3.3. Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Primary Registrar's books.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the then current Conversion Price;

                  (4) the name and address of each Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the redemption price;

                  (6) that the Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;

                  (7) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the redemption date and must satisfy the other requirements in paragraph 8 of the Securities;

                  (8) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption shall cease accruing on and after the redemption date and the only remaining right of the Holder shall be to receive payment of the redemption price, plus accrued interest, if any upon presentation and surrender to a Paying Agent of the Securities; and

                  (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

         If any of the Securities to be redeemed is in the form of a global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

         At the Company's written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (9) of the second preceding paragraph, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         SECTION 3.4. Effect of Notice of Redemption.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, together with accrued interest, if any, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the redemption price, plus accrued interest up to but not including the redemption date; provided that installments of interest which are due and payable on interest payment dates falling on or prior to a redemption date will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record dates.

         SECTION 3.5. Deposit of Redemption Price.

         Prior to 11:00 a.m. New York City time, on the redemption date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of Securities pursuant to
Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

         SECTION 3.6. Securities Redeemed in Part.

         Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.7. Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Securityholders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest accrued to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued interest to but excluding the relevant redemption date, on Securities called for redemption. If such an agreement is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant redemption date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         SECTION 3.8. Purchase of Securities at Option of the Holder Upon Change in Control.

         (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders thereof as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to 100% of the principal amount thereof (the "Change in Control Purchase Price") plus accrued interest up to but not including the Change in Control Purchase Date, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

         A "Change in Control" shall be deemed to have occurred if any of the following occurs after the Initial Issuance Date:

                  (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company; or

                  (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

                  (3) there shall occur the liquidation or dissolution of the Company.

For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

         Notwithstanding the foregoing, a Change in Control will be deemed not to have occurred (i) if the closing price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect immediately preceding the Change in Control or (ii) if at least 90% of the consideration (excluding cash payments for fractional shares or cash payments for appraisal rights) in the transaction or transactions constituting the Change in Control consists of shares of common stock or securities convertible into shares of common stock that are, or upon issuance will be, traded on a national securities exchange in the United States of America or through the Nasdaq National Market.

         (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price;

                  (5) briefly, the conversion rights of the Securities;

                  (6) the name and address of each Paying Agent and Conversion Agent;

                  (7) the then current Conversion Price;

                  (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (9) the procedures that the Holder must follow to exercise rights under this Section 3.8;

                  (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                  (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

         If any of the Securities is in the form of a global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of global securities.

         (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

         The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

         SECTION 3.9. Effect of Change in Control Purchase Notice.

         Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security plus accrued interest thereon up to but not including the Change in Control Purchase Date. Such Change in Control Purchase Price and accrued interest shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

         A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         SECTION 3.10. Deposit of Change in Control Purchase Price.

         On the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date plus accrued interest thereon up to but not including the Change in Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

         If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security tendered for purchase plus accrued interest thereon to but not including the Change in Control Purchase Date, then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price plus accrued interest as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

         SECTION 3.11. Securities Purchased In Part.

         Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

         SECTION 3.12. Compliance With Securities Laws Upon Purchase of Securities.

         In connection with any offer to purchase or purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule 13E-4 (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections
3.8 through 3.11 to be exercised in the time and in the manner specified therein.

         SECTION 3.13. Repayment to the Company.

         Subject to the provisions of Section 5.7, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, plus accrued interest thereon up to but not including the Change in Control Purchase Date, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.


                                    ARTICLE 4

                                   CONVERSION

         SECTION 4.1. Conversion Privilege.

         Subject to the further provisions of this Section 4.1, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 4.

         A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.9.

         A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

         SECTION 4.2. Conversion Procedure.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

         The person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

         Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security; provided, however, that interest accrued to but excluding December 6, 2001 shall be paid on any Security called for redemption pursuant to Article 3 and surrendered for conversion pursuant to this Article 4 on or before the close of business on the Business Day immediately preceding December 6, 2001 (with interest accrued from and including December 1, 2001 through and including December 6, 2001 being paid to the Holder surrendering such Security for conversion). If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder in whose name such Security was registered at the close of business on such record date; and, in such event, unless such Security has been called for redemption, such Security, when surrendered for conversion, must be accompanied by delivery by such Holder of payment (which may be in the form of a check or draft payable to the Conversion Agent) in an amount equal to the interest payable on such interest payment date on the principal amount of such Security or portion thereof so converted. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

         Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities.

         If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         SECTION 4.3. Fractional Shares.

         The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         SECTION 4.4. Taxes on Conversion.

         If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         SECTION 4.5. Company to Provide Stock.

         The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted.

         SECTION 4.6. Adjustment of Conversion Price.

         The conversion price as stated in paragraph 8 of the Securities (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
         (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in subsection (e) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection
         (e) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering

         Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                  (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the

         Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(d)(2).

                  (3) For purposes of this Section 4.6(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  (e) For the purpose of any computation under subsections (b),
         (c) and (d) of this Section 4.6, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 4.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ (the term "NASDAQ" shall include, without limitation, the Nasdaq National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

                  (f) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

         SECTION 4.7. No Adjustment.

         No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         No adjustment need be made for a transaction referred to in Section 4.6 if all Securityholders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company shall give notice to the Trustee of any such determination.

         No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         SECTION 4.8. Adjustment for Tax Purposes.

         The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         SECTION 4.9. Notice of Adjustment.

         Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

         SECTION 4.10. Notice of Certain Transactions.

         In the event that:

                  (1) the Company takes any action which would require an adjustment in the Conversion Price;

                  (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                  (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

         SECTION 4.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

         If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         SECTION 4.12. Trustee's Disclaimer.

         The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 4.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

         SECTION 4.13. Voluntary Reduction.

         The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.


                                    ARTICLE 5

                                  SUBORDINATION

         SECTION 5.1. Securities Subordinated to Senior Indebtedness.

         The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each person holding any Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment of all amounts on account of all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, assumed or guaranteed.

         SECTION 5.2. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization, Etc., of the Company.

         Upon the payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities), to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or in any similar proceedings), then in such event:

                  (a) all Senior Indebtedness shall first be paid in full, in cash, before any payment is made on account of the Securities, whether by way of the payment of principal of or interest on the indebtedness evidenced by the Securities, a deposit pursuant to Section 10.1, a repurchase, redemption or other acquisition of the Securities or otherwise (collectively, "pay the Securities");

                  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 5, with respect to the Securities, to the payment of all Senior Indebtedness), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Securities, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 5.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 5, with respect to the Securities, to the payment of all Senior Indebtedness), shall be received by the Trustee or any Paying Agent or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee, such Paying Agent or such Holders, as the case may be, to, the holders of Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

         Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee and the Holders shall be entitled to rely conclusively upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

         SECTION 5.3. Holders to Be Subrogated to Right of Holders of Senior Indebtedness.

         Subject to the prior payment in full of all Senior Indebtedness then due, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full, and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         SECTION 5.4. Obligations of the Company Unconditional.

         Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of
Article 8, and the rights, if any, under this Article 5 of the holders of Senior Indebtedness to receive assets, whether in cash, property or securities, of the Company otherwise payable or deliverable to the Trustee or such Holder upon the exercise of any such remedy.

         SECTION 5.5. Company Not to Make Payment With Respect to Securities in Certain Circumstances.

         (a) Upon the happening of a default in payment (whether at maturity or at a date fixed for prepayment or by acceleration or otherwise) of the principal of, or premium, if any, or interest on any Senior Indebtedness, as such default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay the Securities.

         (b) Upon the happening of an event of default with respect to any Senior Indebtedness (other than under circumstances when the terms of subsection
(a) of this Section 5.5 are applicable), as such event of default is defined under or in respect of such Senior Indebtedness or in any agreement pursuant to which such Senior Indebtedness has been incurred, permitting the holders thereof to accelerate the maturity thereof, and upon written notice thereof given to the Company and the Trustee by any one or more holders of such Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued (a "Default Notice"), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, the Company shall not pay the Securities; provided, however, that the foregoing provisions of this sentence shall not prevent the making of any such payment (which is not otherwise prohibited by subsection (a) of this Section 5.5) for more than 180 days after the Default Notice shall have been given unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been waived, rescinded or annulled, or such Senior Indebtedness shall have been paid in full, or payment thereof shall be duly provided for in cash or in any other manner satisfactory to the holders of such Senior Indebtedness. Notwithstanding the foregoing, not more than one Default Notice shall be given with respect to the same issue of Senior Indebtedness within a period of 360 consecutive days, and no event of default which existed or was continuing on the date of any Default Notice and was known to the holders of such issue of Senior Indebtedness shall be made the basis for the giving of a subsequent Default Notice by the holders of such issue of Senior Indebtedness.

         (c) In the event that, notwithstanding the foregoing provisions of this
Section 5.5, the Company shall pay the Securities and such payment shall be received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default or event of default, as the case may be, under any Senior Indebtedness of the type specified in subsections
(a) and (b) of this Section 5.5, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor or such default or event of default, as the case may be, shall have been cured or waived or shall have ceased to exist or any such acceleration referred to in the proviso to subsection (b) of this Section 5.5 shall have been waived, rescinded or annulled, such payment (subject, in each case, to the provisions of Sections 5.6 and 5.7 and the proviso contained in subsection (b) of this Section 5.5) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.

         SECTION 5.6. Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article 5 or any other provision of this

Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their representative or representatives or from the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued; and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume conclusively that such facts do not exist.

         The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a person representing himself or herself to be a holder of Senior Indebtedness (or a representative of such holder or the trustee under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         SECTION 5.7. Application by Trustee of Money Deposited With It.

         Money deposited in trust with the Trustee pursuant to Section 10.1 and not in violation of this Article 5 shall be for the sole benefit of Holders and shall thereafter not be subject to the subordination provisions of this Article
5. Otherwise, any deposit of money by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.5; except that, if two Business Days prior to the date on which by the terms of this Indenture any such money may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Security) the Trustee shall not have received with respect to such money the notice provided for in Section 5.6, then the Trustee or any Paying Agent shall have full power and authority to receive such money and to apply such money to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 5.7 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

         SECTION 5.8. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

         SECTION 5.9. Trustee to Effectuate Subordination.

         Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee its attorney-in-fact for any and all such purposes.

         SECTION 5.10. Right of Trustee to Hold Senior Indebtedness.

         The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

         SECTION 5.11. Article 5 Not to Prevent Events of Default.

         The failure to make a payment on account of the principal of or interest on the Securities by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of a default or an Event of Default.

         SECTION 5.12. No Fiduciary Duty Created to Holders of Senior Indebtedness.

         Notwithstanding any other provision in this Article 5, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 5.

         SECTION 5.13. Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 5 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; provided, however, that Sections 5.6, 5.10 and 5.12 shall not apply to the Company if it acts as Paying Agent.

                                    ARTICLE 6

                                    COVENANTS

         SECTION 6.1. Payment of Securities.

         The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

         SECTION 6.2. SEC Reports.

         The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee.

         In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of cash flows and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 50 days after the end of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA Section 314(a).

         If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder , any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

         SECTION 6.3. Compliance Certificates.

         The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         SECTION 6.4. Notice of Defaults.

         In the event (a) that indebtedness of the Company or any Significant Subsidiary in an aggregate principal amount in excess of $10,000,000 is declared due and payable before its maturity because of the occurrence of any default under such indebtedness, or (b) of the occurrence of any event which entitles the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity and with respect to which any applicable grace period has lapsed or expired, the Company will promptly give written notice to the Trustee of such declaration or event.

         SECTION 6.5. Further Instruments and Acts.

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 6.6. Maintenance of Corporate Existence.

         Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, and the existence, rights (charter and statutory) and franchises of its Subsidiaries; provided, however, that the Company will not be required to preserve any such right or franchise or the existence of any Subsidiary if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the outstanding Securities.


                                    ARTICLE 7

                              SUCCESSOR CORPORATION

         SECTION 7.1. When Company May Merge, Etc.

         The Company shall not consolidate with or merge with or into, or sell, lease, convey, assign or otherwise transfer all or substantially all of its property and assets to, any person unless:

                  (a) either the Company shall be the resulting or surviving corporation or such person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person expressly assumes, by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all of the outstanding Securities and the due and punctual performance and observance of all other covenants, agreements and conditions contained in this Indenture and the Securities to be performed or observed by the Company (including, without limitation, the obligations of the Company under Article 4 hereof); and

                  (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or such successor corporation as a result of such transaction as having been incurred by the Company or such successor corporation, as the case may be, at the time of such transaction, no default or Event of Default shall have occurred and be continuing.

         The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall comply with Section 12.4 and shall state that such transaction and any such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, that such Opinion of Counsel shall address only the matters referred to in clause (a) of this Section 7.1.

         SECTION 7.2. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, lease, conveyance, assignment or other transfer of all or substantially all of the property and assets of the Company in accordance with Section 7.1, the successor corporation (if other than the Company) formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance, assignment or other transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and the predecessor corporation (except in the case of a lease) shall be released from all of its obligations under this Indenture and the Securities.


                                    ARTICLE 8

                              DEFAULT AND REMEDIES

         SECTION 8.1. Events of Default.

         An "Event of Default" shall occur if:

                  (1) the Company defaults in the payment of any interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, on a Change of Control Purchase Date or otherwise);

                  (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                  (4) a default shall occur under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or any Significant Subsidiary having an aggregate outstanding principal amount in excess of $10,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days following the occurrence of such acceleration;

                  (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case or proceeding;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any
                  Significant Subsidiary;

         and in each case the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

         The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

         SECTION 8.2. Acceleration.

         If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (5) or
(6) of Section 8.1 occurs, all unpaid principal of and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of and accrued interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. Anything herein contained to the contrary notwithstanding (other than the provisions of this sentence), in the event of any acceleration pursuant to this Section 8.2, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, and except that any premium payable in respect of any Securities which shall have been called for redemption shall be due and payable upon such acceleration.

         SECTION 8.3. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 8.4. Waiver of Defaults and Events of Default.

         Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of or interest on any Security or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

         SECTION 8.5. Control by Majority.

         The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 8.6. Limitations on Suits.

         A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

         SECTION 8.7. Rights of Holders to Receive Payment and to Convert.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 8.8. Collection Suit by Trustee.

         If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 8.9. Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent
         that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.10. Priorities.

         If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

                  First, to the Trustee for amounts due under Section 9.7;

                  Second, to the holders of Senior Indebtedness to the extent required by Article 5;

                  Third, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth, to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

         SECTION 8.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

         SECTION 8.12. Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 9

                                     TRUSTEE

         SECTION 9.1. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 9.2. Rights of Trustee.

         Subject to Section 9.1:

                  (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                  (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 9.3. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

         SECTION 9.4. Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 9.5. Notice of Default or Events of Default.

         If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders.

         SECTION 9.6. Reports by Trustee to Holders.

         If such report is required by TIA Section 313, within 60 days after each January 15, beginning with the January 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such January 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading.

         SECTION 9.7. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation (as agreed to from time to time by the Company and the Trustee) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it in connection with its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

         The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

         To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 9.8. Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 9.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

         If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

         Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

         SECTION 9.9. Successor Trustee by Merger, Etc..

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

         SECTION 9.10. Eligibility; Disqualification.

         The Trustee shall always satisfy the requirements of paragraphs (1),
(2) and (5) of TIA Section 310(a). If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

         SECTION 9.11. Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 10.1. Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                           (A) all Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                           (B) all such Securities not theretofore delivered to
                  the Trustee for cancellation

                                    (i) have become due and payable, or

                                    (ii) will become due and payable at the
                           Final Maturity Date within one year, or

                                    (iii) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of clause (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13 and 12.5, Article 4, the last paragraph of Section
6.2 and this Article 10, shall survive.

         SECTION 10.2. Application of Trust Money.

         Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 5.

         SECTION 10.3. Repayment to Company.

         The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

         The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.

         SECTION 10.4. Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.


                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 11.1. Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a) to comply with Sections 4.11 and 7.1;

                  (b) to cure any ambiguity, defect or inconsistency or to make any other change that does not adversely affect the rights of any Securityholder;

                  (c) to comply with the provisions of the TIA; or

                  (d) to appoint a successor Trustee.

         SECTION 11.2. With Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

                  (1) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest on any Security;

                  (3) reduce the principal of or premium on or change the fixed maturity of any Security or change the definition of "Change in Control" or "Change in Control Purchase Date" applicable to any Security or the amount payable by the Company to the Holder of any Security upon a Change in Control, or alter any of the other Change in Control provisions or any of the redemption provisions in a manner adverse to the Holder of any Security;

                  (4) alter the conversion provisions with respect to any Security in a manner adverse to the Holder thereof;

                  (5) waive a default in the payment (whether at maturity, upon redemption, on an interest payment date, on a Change in Control Purchase Date or otherwise) of the principal of (including any premium) or interest on any Security;

                  (6) make any changes in Section 8.4 or in this Section 11.2, except to increase any percentage in aggregate principal amount of outstanding Securities required for any amendment, supplement or waiver;

                  (7) modify the provisions of Article 5 in a manner adverse to the Holders; or

                  (8) make any Security payable in money other than that stated in the Security.

         It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         An amendment or supplement under this Section 11.2 or under Section
11.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

         SECTION 11.3. Compliance With Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

         SECTION 11.4. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 11.5. Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         SECTION 11.6. Trustee to Sign Amendments, etc..

         The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.1. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 12.2. Notices.

         Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

         If to the Company:

                  software.net Corporation
                   (doing business as Beyond.com)
                  1195 West Fremont Avenue
                  Sunnyvale, California  94087
                  Attention:  Chief Financial Officer

                  If to the Trustee:
                  LaSalle National Bank
                  135 South LaSalle Street, Suite 1960
                  Chicago, Illinois  60603
                  Attention:  Corporate Trust Department

Such notices or communications shall be effective when received.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to it at its address shown on the register kept by the Primary Registrar.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.3. Communications by Holders With Other Holders.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         SECTION 12.4. Certificate and Opinion as to Conditions Precedent.

         (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

         (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 12.5. Record Date for Vote or Consent of Securityholders.

         The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of ten days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

         SECTION 12.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

         The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

         SECTION 12.7. Legal Holidays.

         A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.8. Governing Law.

         This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12.9. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.10. No Recourse Against Others.

         All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

         SECTION 12.11. Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.12. Multiple Counterparts.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         SECTION 12.13. Separability.

         In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.14. Table of Contents, Headings, etc..

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                      [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                   SOFTWARE.NET CORPORATION



                                   By: /s/ William S. McKiernan
                                       -----------------------------------------
                                       Name: William S. McKiernan
                                       Title: Chairman of the Board of Directors


                                   LASALLE NATIONAL BANK, as Trustee



                                   By: /s/ Alvita C. Griffin
                                       -----------------------------------------
                                       Name: Alvita C. Griffin
                                       Title: Trust Officer

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

         [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR



----------
(1)  These paragraphs should be included only if the Security is a global
     Security.

PROVISION) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (D) PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (E) PURSUANT TO AND IN COMPLIANCE WITH ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE CONDITION THAT, IF THIS SECURITY IS SOLD OR TRANSFERRED PURSUANT TO THIS CLAUSE (E), THIS SECURITY MUST UPON SUCH SALE OR TRANSFER CEASE TO BE A "RESTRICTED SECURITY" WITHIN THE MEANING OF RULE 144 (OR ANY SUCCESSOR PROVISION) UNDER THE SECURITIES ACT), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE HOLDER'S PROPERTY BE AT ALL TIMES WITHIN ITS CONTROL, AND SUBJECT TO THE RIGHT OF THE COMPANY, ANY REGISTRAR FOR THIS SECURITY AND THE TRUSTEE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR A REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)



----------
(2) These paragraphs to be included only if the Security is a Transfer Restricted Security.

                            SOFTWARE.NET CORPORATION
                         (Doing Business as Beyond.com)

                             INCORPORATED UNDER THE

                          LAWS OF THE STATE OF DELAWARE

CUSIP: [83403E AA 6 - For Restricted Global Securities]                  R-_____

           7 1/4% Convertible Subordinated Notes Due December 1, 2003

         Software.net Corporation, a Delaware corporation doing business as Beyond.com (the "Company" or "Beyond.com", which terms shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to ___________, or registered assigns, the principal sum of ______________ Dollars ($______________) on December 1, 2003 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].(3)

Interest Payment Dates:  June 1 and December 1
Record Dates:            May 15 and November 15

         This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.



                            [SIGNATURE PAGE FOLLOWS]



----------
(3)  This phrase should be included only if the Security is a global Security.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        SOFTWARE.NET CORPORATION



                                        By:_____________________________________
                                           Name:
                                           Title:


[SEAL]

Attest:



By:_____________________________________
   Name:
   Title:

Dated:


Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

LASALLE NATIONAL BANK,
as Trustee



By:_____________________________________
          Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                            SOFTWARE.NET CORPORATION
                         (Doing Business as Beyond.com)

           7 1/4% Convertible Subordinated Notes Due December 1, 2003

1. Interest

         Software.net Corporation, a Delaware corporation doing business as Beyond.com (the "Company" or "Beyond.com", which terms shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 7 1/4% per annum. The Company shall pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 1999. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 23, 1998; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

         The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on the May 15th or November 15th, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money. It may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Registrar and Conversion Agent

         Initially, LaSalle National Bank (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. Indenture, Limitations

         This Note is one of a duly authorized issue of Securities of the Company designated as its 7 1/4% Convertible Subordinated Notes Due December 1, 2003 (the "Notes"), issued under an Indenture dated as of November 23, 1998 (together with any supplemental indentures thereto, the

"Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company limited to $63,250,000 aggregate principal amount, subject to Section 2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5. Optional Redemption

         The Notes are subject to redemption, at any time on or after December 6, 2001, as a whole or from time to time in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) are as follows for Notes redeemed during the periods set forth below:

                                Period                                   Redemption Price
                                ------                                   ----------------
December 6, 2001 through November 30, 2002.....................               101.813%
December 1, 2002 and thereafter................................               100.000%

in each case together with accrued interest up to but not including the Redemption Date; provided that installments of interest that are due and payable on interest payment dates falling on or prior to the relevant Redemption Date will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant record dates.

6. Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to but excluding the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

7. Purchase of Notes at Option of Holder Upon a Change in Control

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to but not including the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. Conversion

         A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on December 1, 2003; provided, however, that if the Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date for such Note or such earlier date as the Holder presents such Note for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed). The initial Conversion Price is $18.34 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No payment or adjustment will be made for accrued interest on a converted Note, except as described in the next succeeding paragraph, or for dividends or distributions on shares of Common Stock issued upon conversion of a Note. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Interest accrued to but excluding December 6, 2001 shall be paid on any Note called for redemption and surrendered for conversion on or before the close of business on the Business Day immediately preceding December 6, 2001 (with interest accrued from and including December 1, 2001 to but excluding December 6, 2001 being paid to the Holder surrendering such Note for conversion). If a Holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and before the close of business on the related interest payment date then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. In such event, unless the Note has been called for redemption, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9. Conversion Arrangement on Call for Redemption

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

10. Subordination

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11. Denominations, Transfer, Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12. Persons Deemed Owners

         The Holder of a Note may be treated as the owner of it for all purposes.

13. Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

14. Amendment, Supplement and Waiver

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15. Successor Corporation

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16. Defaults and Remedies

         An Event of Default is: default for 30 days in payment of any interest on any Notes; default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due (whether at maturity, upon redemption, on a Change of Control Purchase Date, or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; and the acceleration of certain other indebtedness of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary, unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17. Trustee Dealings With the Company

         LaSalle National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. No Recourse Against Others

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19. Discharge Prior to Maturity

         If all of the Notes have been delivered to the Trustee for cancellation (subject to certain exceptions provided in the Indenture) or all the Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Final Maturity Date within one year or are to be called for redemption within one year, all on the terms and conditions provided in the Indenture, and if the Company deposits with the Trustee or a Paying Agent cash in an amount sufficient to pay the principal of and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Final Maturity Date or the Redemption Date, as the case may be, the Company will be discharged from the Indenture except for certain provisions thereof.

20. Authentication

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21. Abbreviations and Definitions

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

22. Indenture to Control; Governing Law

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: software.net Corporation (doing business as Beyond.com), 1195 West Fremont Avenue, Sunnyvale, California 94087, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint


--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                            Your Signature:
                                            ------------------------------------
Date:
     ---------------------             -----------------------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Note)


* Signature guaranteed by:
                          ------------------------------------------------------

By:
   -----------------------------------------------------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE


         To convert this Note into Common Stock of the Company, check the box:
[ ]

         To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $_____________

         If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (Print or type other person's name, address and zip code)

                            Your Signature:
                                            ------------------------------------
Date:
     ---------------------             -----------------------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Note)


* Signature guaranteed by:
                          ------------------------------------------------------

By:
   -----------------------------------------------------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased, in whole or in part, by the Company pursuant to Section 3.8 of the Indenture, check the following box: [ ]
         If you want to have only part of this Note purchased by the Company, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000): $_____________


                            Your Signature:
                                            ------------------------------------
Date:
     ---------------------             -----------------------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Note)


* Signature guaranteed by:
                          ------------------------------------------------------

By:
   -----------------------------------------------------------------------------

----------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                        SCHEDULE OF EXCHANGES OF NOTES(4)


         The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:


                                                                       Principal amount of        Signature of
                          Amount of decrease     Amount of increase       this global Note          Authorized
                         in principal amount    in principal amount       following such          Signatory of
 Date of Transaction     of this global Note    of this global Note    decrease or increase   Securities Custodian
 -------------------     -------------------    -------------------    --------------------   --------------------



----------
(4)  This schedule should be included only if the Security is a global Security.

    CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
                        TRANSFER RESTRICTED SECURITIES(5)


Re: 7 1/4% Convertible Subordinated Notes Due December 1, 2003 (the "Notes") of software.net Corporation (doing business as Beyond.com)

         This certificate relates to $________________ principal amount of Notes owned in (check applicable box)

         [ ] book-entry or [ ] definitive form by _____________________ (the "Transferor").

         The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of November 23, 1998 between software.net Corporation (doing business as Beyond.com) and LaSalle National Bank (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

         [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

         [ ] Such Note is being acquired for the Transferor's own account, without transfer.

         [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

         [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.


----------
(5) This certificate should only be included if this Security is a Transfer Restricted Security.

         [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

                  Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

                  The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).



                                       _________________________________________
                                       (Insert Name of Transferor)



                                       By:______________________________________


Date:_____________________________